Exhibit 99.1

ChineseInvestors.com Inc. Announces CBD Biotech, Inc.’s Most Recent Expansion

CBD Biotech Products Now Available In Seven New Major Asian Markets

San Gabriel, California (September 30, 2019) -- ChineseInvestors.com, Inc. (OTCQB: CIIX)(the “Company”), a premier provider of financial news and education for the Chinese-speaking community announced today that its subsidiary, CBD Biotech, Inc., (“CBD Biotech”) has expanded into six new countries and a new region of China via its newest sales channel, Shopee, a popular Singaporean e-commerce platform. Launched in 2015, Shopee is now the largest e-commerce platform in Southeast Asia with more than 4 million registered businesses, 200 million app downloads, 30 million social media fans over 7 million active buyers. According to Google and Temasek’s Southeast Asia Internet Economy Report, by 2025, Southeast Asia’s e-commerce market is expected to reach $240 billion. According to the latest report by App Annie, iPrice Group and Similar Web, in the second quarter of 2019, Shopee ranked first in terms of active users (MAU), desktop and mobile network visits and total downloads among the APP shopping category in Southeast Asia.

“This dynamic and very popular platform in Southeast Asia, has allowed CBD Biotech to execute on our plans for expansion throughout Asia. Thanks to Shopee, we are now in seven new major markets: Singapore, Malaysia, Thailand, Indonesia, Vietnam, Philippines and Taiwan, China.” says Alex Hamilton, Chief Financial Officer of CBD Biotech, Inc.

CBD Biotech’s industrial hemp/CBD products available on Shopee include:

•	Aqua Bio Magnetic Mask (box of 10 30 ml)
•	CBD Hemp Eye Mask (box of 7)
•	CBD Handmade Horse Oil Soap
•	CBD Hemp Live Oxygen Collection (set of 4)
•	Water Double-Layer Moisturizing Cream

According to Summer Yun, Chief Executive Officer of CBD Biotech, Inc. “Our expansion via Shopee goes a long way in implementing our strategic plan which includes both geographical expansion and continuing to build our loyal customer base. As a first mover in the industrial hemp/CBD skincare industry in Asia, we hope when one thinks of CBD skincare/cosmetics, CBD Biotech is the first name that comes to mind.”

About ChineseInvestors.com

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis and educational-related services in Chinese language character sets (traditional and simplified); (b) advertising and public relations-related support services; and (c) sales of industrial hemp products and other health and wellness products.

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www.ChineseInvestors.com.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company’s SEC filings. These risks and uncertainties could cause the company’s actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd., #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1-214-636-2548

PR@chinesefn.com

Corporate Communications:

NetworkNewsWire (NNW)

New York, New York

www.NetworkNewsWire.com

+212-418-1217 Office

Editor@NetworkNewsWire.com

SOURCE: ChineseInvestors.com, Inc.

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